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                                                                  Exhibit 4.5(b)

Participation Agreement (Dickerson L2) among Southern Energy Mid-Atlantic, LLC, as Lessee, Dickerson OL2 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP6, as Owner Participant and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000

Participation Agreement (Dickerson L3) among Southern Energy Mid-Atlantic, LLC, as Lessee, Dickerson OL3 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP7, as Owner Participant and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000

Participation Agreement (Dickerson L4) among Southern Energy Mid-Atlantic, LLC, as Lessee, Dickerson OL4 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP8, as Owner Participant and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000